As filed with the Securities and Exchange Commission on December 13, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

702 S.W. Eighth Street
Bentonville, Arkansas 72716
(479) 273-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.	With copies to:
Assistant General Counsel, Finance	DUDLEY W. MURREY, ESQ.
Wal-Mart Stores, Inc.	Hughes & Luce, L.L.P.
702 S.W. Eighth Street	1717 Main Street, Suite 2800
Bentonville, Arkansas 72716	Dallas, Texas 75201
(479) 273-4000	(214) 939-5500
(Name, address, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock[1]	16,000,000 shares	$52.07[2]	$833,120,000[2]	$76,647.04

(1)	The selling shareholders may offer a maximum of 16,000,000 shares of common stock of Wal-Mart Stores, Inc.
(2)
Estimated solely for the purpose of calculating the registration fee based on the average of the high and low price of the common stock of Wal-Mart Stores, Inc. reported on the New York Stock Exchange, Inc. on December 10, 2002 in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 13, 2002

PROSPECTUS

WAL-MART STORES, INC.

16,000,000 Shares of Common Stock

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission and relates to 16,000,000 shares of our common stock, par value $0.10 per share, that may be offered by the selling shareholders from time to time. The term “selling shareholders,” as used in this prospectus, means the selling shareholders named herein and any donee to which a named selling shareholder donates any of those shares. We will not receive any proceeds from the sale of those shares by any of the selling shareholders.

Shares of our common stock are listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol “WMT.” On December 10, 2002, the closing price of our common stock on the NYSE was $52.49 per share.

The selling shareholders may offer and sell from time to time any or all of the shares of our common stock to which this prospectus relates in ordinary brokerage transactions on the NYSE or PSE or in negotiated transactions, at market prices prevailing at the time of the sale or negotiated prices. They may also offer and sell any of those shares in transactions of the other types described under the heading “Plan of Distribution,” including in underwritten offerings. Offers and sales may be made either directly or through underwriters, brokers, dealers or agents. The selling shareholders will receive all of the net proceeds from the sale of those shares and will pay any underwriting discounts and commissions and transfer taxes applicable to those sales.

As of the date of this prospectus, Walton Enterprises, L.P. owned the shares of our common stock to which this prospectus relates. Walton Enterprises will distribute all or a part of those shares to the selling shareholders named herein. This prospectus does not state the number of those shares that Walton Enterprises will distribute to, and that will be held by, each named selling shareholder. Once we are informed of the number of those shares to be held by each named selling shareholder, we will file a prospectus supplement indicating the number of those shares that each of the named selling shareholders will hold. At any time a named selling shareholder donates shares of the common stock to another person, we will, if required and if the donee notifies us that it intends to sell in excess of 500 of the shares it receives, file a prospectus supplement naming that person as a selling shareholder, stating the number of the shares of our common stock to which this prospectus relates that have been donated to that donee and providing any other required information regarding that donee.

This prospectus may not be used by a selling shareholder to offer and sell the shares of our common stock to which this prospectus relates in any instance unless accompanied by the applicable prospectus supplement of the type described above. Except for offers and sales of those shares made by selling shareholders in reliance on this prospectus in ordinary brokerage transactions or in negotiated transactions, at the time any particular offer of shares is made, if and to the extent required, the specific number of shares offered, the offering price and the other terms of the offering, including the names of any underwriters, dealers or agents, will be set forth in an additional prospectus supplement.

You should read carefully both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision. The prospectus supplement may update or change information contained in this prospectus.

Walton Enterprises has agreed to pay our expenses in connection with the registration of the shares of our common stock to which this prospectus relates.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ●, 2002.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement relating to the offer and sale of the shares of our common stock being offered by means of this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

The shares of common stock to which this prospectus relates are not being offered in any jurisdiction in which that offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating the information that we have already filed with the SEC, the SEC allows us to “incorporate by reference” in this prospectus information contained in documents we have filed with the SEC. Those documents that we are incorporating by reference in this prospectus form an important part of this prospectus. Any documents that we file with the SEC in the future and that are incorporated by reference as noted below will also be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete or terminate the offering of debt securities by this prospectus.

•	Wal-Mart’s Annual Report on Form 10-K for its fiscal year ended January 31, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2002.

•	Wal-Mart’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated March 12, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated July 12, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated August 14, 2002.

•	Wal-Mart’s Current Report on Form 8-K dated September 24, 2002.

•
The description of Wal-Mart’s common stock, $0.10 par value per share, contained in Wal-Mart’s registration statement on Form 8-A, filed on October 26, 1971, as amended by Wal-Mart’s Current Report on Form 8-K dated July 27, 1999, and any other amendment or report filed for the purpose of updating that description.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. As allowed by the SEC’s rules, we have not included in this prospectus all of the information that is included in the registration statement. At your request we will provide you, free of charge, with a copy of the registration statement, any of the exhibits to the registration statement or a copy of any other information we have incorporated by reference into the registration statement. If you want more information, you should write or call:

Anthony D. George, Esq.
Assistant General Counsel, Finance
and Assistant Secretary
Wal-Mart Stores, Inc.
Corporate Offices
702 S.W. 8th Street, Mail Stop 0290
Bentonville, Arkansas 72716
Telephone: (479) 273-4505

You may also obtain a copy of any filing we have made with the SEC directly from the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov through which certain materials that we file with the SEC may be viewed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements may be included, for example, under “Wal-Mart Stores, Inc.” and “Use of Proceeds,” and in certain portions of our reports and other information incorporated in this prospectus by reference, and generally can be identified by use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other similar words or phrases. These forward-looking statements may include statements that address activities, events or developments that we expect or anticipate will or may occur in the future, including:

•	future capital expenditures, including the amount and nature of those expenditures;

•	expansion and other development trends of industry segments in which we and our subsidiaries are active;

•	future revenues and cash flows;

•	future performance;

•	our business strategy;

•	our financing strategy;

•	expansion and growth of our business;

•	our operations and other similar matters; and

•	our management’s anticipation and expectations as to future occurrences and trends.

Although we believe the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business, a number of risks, uncertainties and factors, domestically and internationally, could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. We have previously identified many of these factors in filings or statements we made or that were made on our behalf.

Our business operations are subject to risks, uncertainties and factors outside our control. Any one, or a combination, of these could materially affect our financial performance. These risks, uncertainties and factors include:

•	the costs of goods;

•	the cost of electricity and other energy requirements;

•	competitive pressures;

•	inflation;

•	consumer spending patterns;

•	consumer debt levels;

•	currency exchange fluctuations;

•	trade restrictions;

•	changes in tariff and freight rates;

•	unemployment levels;

•	interest rate fluctuations; and

•	other capital market and economic conditions.

Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate but, because of the risks, uncertainties and factors listed above and other similar factors, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or on our business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales for fiscal 2002. Our total net sales exceeded $217 billion in fiscal 2002, over 83% of which was generated in the United States. We operate mass merchandising stores that serve our customers primarily through the operation of three segments:

•	Wal-Mart stores, which include our discount stores, Supercenters and Neighborhood Markets in the United States;

•	SAM’S Clubs, which include our warehouse membership clubs in the United States; and

•	the international segment of our business.

We currently operate in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Mexico, Puerto Rico, South Korea and the United Kingdom, and in China under joint venture agreements. In addition, through our subsidiary, McLane Company, Inc., we provide products and distribution services to retail industry and institutional food service customers. As of November 30, 2002, we operated in the United States:

•	1,566 Wal-Mart stores;

•	1,244 Supercenters;

•	39 Neighborhood Markets; and

•	522 SAM’S Clubs.

As of November 30, 2002, we also operated 207 Canadian Wal-Mart stores, 11 units in Argentina, 22 units in Brazil, 22 units in China, 95 units in Germany, 592 units in Mexico, 19 units in Puerto Rico, 14 units in South Korea and 258 units in the United Kingdom. The units operated by our International Division represent a variety of retail formats. As of November 30, 2002, we employed more than 1,000,000 associates in the United States and 300,000 associates internationally.

We also own a 6.1% interest in Seiyu, Ltd. and options to purchase additional equity interests of Seiyu, Ltd. that will permit us to own up to 66.7% of Seiyu, Ltd.’s equity interests. Seiyu, Ltd. operates over 400 stores located throughout Japan.

Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Stores East, Inc., Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam’s Real Estate Business Trust and Wares Delaware Corporation. The information presented above relates to our operations and our subsidiaries on a consolidated basis.

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

Our principal executive offices are located at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Our telephone number there is (479) 273-4000, and our Internet address is www.wal-martstores.com. Information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock to which this prospectus relates by the selling shareholders.

DESCRIPTION OF OUR COMMON STOCK

Pursuant to our restated certificate of incorporation, as amended, our authorized capital stock consists of 11,100,000,000 shares, each with a par value of $0.10 per share, of which:

•	11,000,000,000 shares are designated as common stock, 4,411,794,077 of which were outstanding as of December 9, 2002; and

•	100,000,000 shares are designated as preferred stock, none of which were outstanding as of December 9, 2002.

Each holder of our common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. The vote required to decide any question brought before a shareholder meeting at which a quorum is present is a majority of the outstanding shares present in person or represented by proxy at that meeting, except as otherwise required by the Delaware General Corporation Law. The Delaware General Corporation Law requires that the holders of a majority of the outstanding shares of our stock approve any amendments to our Restated Certificate of Incorporation, any merger or consolidation to which we are a party (other than parent-subsidiary mergers), any sale of all or substantially all of our assets or any dissolution of the corporation. In addition, that law requires the holders of all of the outstanding shares of our stock to approve any conversion of our corporation to another type of entity, such as a limited liability company. The shareholders do not have cumulative voting rights. Subject to the preferential rights of any holders of any series of preferred stock that may be issued hereafter, the holders of our common stock are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any series of preferred stock that may be issued hereafter, upon our liquidation, dissolution or winding-up and after payment of all prior claims and outstanding obligations, the holders of our common stock will be entitled to receive pro rata all our remaining assets. Holders of our common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for any of our securities.

SELLING SHAREHOLDERS

The named selling shareholders for purposes of this prospectus are the Helen R. Walton Nonqualified Charitable Remainder Trust and the Walton Family Charitable Support Foundation, Inc. Walton Enterprises owns the 16,000,000 shares of our common stock to which this prospectus relates. Those shares constitute less than 0.5% of the outstanding shares of our common stock. Walton Enterprises, which is a family partnership of the family of our founder, Mr. Sam Walton, owned approximately 38.4% of our outstanding shares of common stock as of December 9, 2002. Mr. S. Robson Walton, a general partner of Walton Enterprises, is the Chairman of the Board and a Director of Wal-Mart Stores, Inc. Mr. John T. Walton, who is also a general partner of Walton Enterprises, is also a Director of Wal-Mart Stores, Inc.

Walton Enterprises has informed us that it plans to distribute all or part of the 16,000,000 shares of our common stock to which this prospectus relates to the Trust and the Foundation, both of which are currently partners in Walton Enterprises. Members of the Walton family established the Trust and the Foundation as part of their charitable planning. Among the programs the Walton family intends to fund by the sale of the shares of our common stock to which this prospectus relates is a recently announced $300 million gift to the University of Arkansas.

Once Walton Enterprises informs us of the number of those shares distributed to each of the Trust and the Foundation, we will file with the SEC a prospectus supplement that will set forth the number of those shares to be owned by the Trust and the number of shares to be owned by the Foundation.

After Walton Enterprises distributes all or any part of the shares of our common stock to which this prospectus relates to the Trust and the Foundation, the Trust and the Foundation may either sell some or all of those shares they receive and donate the net proceeds of those sales to the beneficiaries of their charitable programs or donate all or a part of the shares they own to the beneficiaries of those programs. If the Trust or the Foundation donates any of those shares to one of its beneficiaries, the donee may become a party to the registration rights agreement described below and become a selling shareholder. If any donee of shares notifies us that it intends to sell in excess of 500 shares of our common stock to which this prospectus relates, we will file with the SEC a prospectus supplement naming that donee as a selling shareholder, indicating the number of shares of our common stock to which this prospectus relates that the donee received and providing any other information required to be disclosed as to that donee. See “Plan of Distribution.”

We recently entered into a registration rights agreement with Walton Enterprises, the Trust and the Foundation pursuant to which we agreed to register the offer and resale of up to 16,000,000 shares of our common stock by the selling shareholders. Pursuant to the registration rights agreement, Walton Enterprises agreed to pay our expenses in connection with the registration of the shares of our common stock to which this prospectus relates. We and the selling shareholders that are or may become parties to that agreement have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act, in connection with the registration of the shares and the offer and resale of the shares pursuant to the registration statement.

PLAN OF DISTRIBUTION

Under this prospectus, including any amendment or supplement hereto, the selling shareholders may offer shares of our common stock to which this prospectus relates from time to time, depending on market conditions and other factors, in one or more transactions on the NYSE, PSE or other national securities exchanges on which our shares are traded, in the over-the-counter market or otherwise. The shares may be offered and sold in ordinary brokerage transactions, block trades, or other negotiated trades and may be offered and sold at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The shares of our common stock may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, or directly to one or more purchasers. Sales of the shares of our common stock may involve any of the following:

•	sales to underwriters who will acquire the shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

•	block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

•	an exchange distribution in accordance with the rules of any such exchange; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholders and any broker or dealer that participates in the distribution of shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event any selling shareholder engages an underwriter in connection with a sale of the shares of our common stock, a prospectus supplement will be delivered, which will set forth the number of shares being offered and the terms of the offering, including the names of the selling shareholders, the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

We will file a prospectus supplement with the SEC to disclose additional information with respect to particular offers or sales by a selling shareholder of the shares of our common stock covered by this prospectus, unless the particular offer or sale involves an offer or sale of 500 or fewer of the shares of our common stock by a donee of the Trust or the Foundation, or an offer or sale of any of the shares of our common stock that is made by a selling shareholder in reliance on this prospectus in an ordinary brokerage transaction or in a negotiated transaction.

LEGAL MATTERS

The validity of our common stock offered by this prospectus and any prospectus supplement will be passed upon for us by Hughes & Luce, L.L.P., our counsel.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. and its subsidiaries incorporated by reference in Wal-Mart Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

	Securities and Exchange Commission registration fee	$76,647.04
*	Printing and engraving	2,500.00
*	Legal fees and charges	10,000.00
*	Accounting services	5,000.00
*	Miscellaneous	2,500.00

	Total	$96,647.04

*	Estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-Laws of Wal-Mart Stores, Inc., as amended to date, provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of Wal-Mart Stores, Inc. (or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent for another entity) will be indemnified and held harmless by us to the full extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law provides, among other things, that Wal-Mart Stores, Inc. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wal-Mart Stores, Inc.) by reason of the fact that the person is or was a director, officer, employee or agent of Wal-Mart Stores, Inc., or is or was serving at the request of Wal-Mart Stores, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Wal-Mart Stores, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of Wal-Mart Stores, Inc. as well, but only to the extent of defense expenses (including attorney’s fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to Wal-Mart Stores, Inc., unless the court believes that in light of all the circumstances indemnification should apply.

To the extent that a present or former director or officer of Wal-Mart Stores, Inc. is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of Wal-Mart Stores, Inc., as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of Wal-Mart Stores, Inc. shall not be liable to Wal-Mart Stores, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Wal-Mart Stores, Inc. is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at its expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under its By-Laws.

The foregoing summaries are necessarily subject to the complete text of the statute, the Restated Certificate of Incorporation, as amended, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.    EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
4.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended January 31, 1989).

4.2
Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4(b) to the Company’s Registration Statement on Form S-8 (File No. 33-43315)).

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K dated July 27, 1999.

4.4	By-laws of the Company, as amended June 3, 1993 (incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended January 31, 1994).

4.5
Registration Rights Agreement, dated as of December 13, 2002, among Wal-Mart Stores, Inc., Walton Enterprises, L.P., The Helen R. Walton Nonqualified Charitable Remainder Trust and The Walton Family Charitable Support Foundation, Inc.

5.1	Opinion of Hughes & Luce, L.L.P. with respect to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

ITEM 17.    UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 13, 2002.

WAL-MART STORES, INC.

By:	/s/ H. Lee Scott, Jr.

Name:	H. Lee Scott, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Lee Scott, Jr. and Thomas M. Schoewe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE: December 13, 2002	/s/ S. Robson Walton S. Robson Walton Chairman of the Board and Director

DATE: December 13, 2002	/s/ H. Lee Scott, Jr. H. Lee Scott, Jr. President, Chief Executive Officer and Director

DATE: December 13, 2002	/s/ Thomas M. Schoewe Thomas M. Schoewe Executive Vice President and Chief Financial Officer (Principal Financial Officer)

DATE: December 13, 2002	/s/ James A. Walker, Jr. James A. Walker, Jr. Senior Vice President and Controller (Principal Accounting Officer)

DATE: December 13, 2002	/s/ James W. Breyer James W. Breyer Director

DATE: December , 2002	John T. Chambers Director

DATE: December 13, 2002	/s/ Thomas M. Coughlin Thomas M. Coughlin Director

DATE: December , 2002	Stephen Friedman Director

DATE: December 13, 2002	/s/ Stanley C. Gault Stanley C. Gault Director

DATE: December 13, 2002	/s/ David D. Glass David D. Glass Director

DATE: December 13, 2002	/s/ Roland A. Hernandez Roland A. Hernandez Director

DATE: December , 2002	Dawn G. Lepore Director

DATE: December 13, 2002	/s/ J. Paul Reason J. Paul Reason Director

DATE: December 13, 2002	/s/ Elizabeth A. Sanders Elizabeth A. Sanders Director

DATE: December 13, 2002	/s/ Jack C. Shewmaker Jack C. Shewmaker Director

DATE: December , 2002	José H. Villarreal Director

DATE: December 13, 2002	/s/ John T. Walton John T. Walton Director